Table of Contents

United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ATOMERA INCORPORATED

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 27, 2026

Dear Fellow Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Atomera Incorporated (the “Annual Meeting”), to be held on Tuesday, May 12, 2026 at 9:00 a.m. Pacific Time.

The Annual Meeting will be held virtually by means of remote communication. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from any location that has Internet connectivity. There will be no physical in-person meeting. In order to attend the virtual Annual Meeting, you must register in advance no later than May 11, 2026 at 9:00 a.m. Pacific time and visit www.proxyvote.com. You will need the 16-digit control number included on your Notice of Availability of Proxy Materials, proxy card (if you receive one) or voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. On the day of the meeting, you will be able to participate in the meeting by visiting www.virtualshareholdermeeting.com/ATOM2026 and entering the same 16- digit control number you used to pre-register and as shown in your confirmation e-mail.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 13, 2026 a Notice of Internet Availability of Proxy Materials, (the “Notice”). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Attached to this letter are the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. We urge you to read this information carefully.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of Atomera that you own, it is important that your shares be represented and voted. Please vote electronically over the Internet, or if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. If you decide to attend the meeting, you will still be able to vote online during the meeting, even if you previously submitted your proxy.

On behalf of the Board of Directors of Atomera, we thank you for your participation.

Sincerely,

John Gerber, Chairman of the Board of Directors

ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, May 12, 2026 at 9:00 a.m. Pacific Time.

Place:	The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/ATOM2026.

Items of Business:	(1)	To elect five directors to serve as members of the Board of Directors of the Company (our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	(2)	To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

	(3)	To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation “) to increase our authorized common stock to 95 million shares.

	(4)	To approve, on an advisory basis, the compensation of our named executive officers.

	(5)	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on March 13, 2026.

Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote on the Internet or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers about the Annual Meeting and Voting.”

The accompanying Proxy Statement describes each of these items of business in detail. Only stockholders of record are entitled to receive notice of, attend and vote at the Annual Meeting or any continuation, postponement or adjournment thereof. Voting instructions are provided on the Notice and included in the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,

John Gerber, Chairman of the Board of Directors

This Notice of 2026 Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 31, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Page

Questions and Answers about the Annual Meeting and Voting	1
Annual Meeting	1
Stock Ownership	2
Quorum and Voting	2
Stockholder Proposals and Director Nominations	7

Proposal No. 1 - Election of Directors	9
Corporate Governance	12

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	17

Proposal No. 3 – Approval and adoption of an amendment to our Certificate of Incorporation to increase our authorized common stock to 95 million shares	20

Proposal No. 4 – Advisory Vote to Approve the Compensation of our Named Executive Officers	22

Security Ownership of Certain Beneficial Owners and Management	23

Executive Officers and Compensation	24
Compensation Discussion and Analysis	24

Certain Relationships and Related Party Transactions	38

Other Matters and Business	39

Appendix A: Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atomera	A-1

ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (our “Board”) of Atomera Incorporated, a Delaware corporation (“Atomera,” “we,” “us,” “our,” or the “Company”), for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/ATOM2026. The Annual Meeting will be held on Tuesday May 12, 2026 at 9:00 a.m. Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held Via the Internet at www.virtualshareholdermeeting.com/ATOM2026.

on Tuesday May 12, 2026 at 9:00 a.m. Pacific Time

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card

are available at - www.virtualshareholdermeeting.com/ATOM2026 and on our website at www.atomera.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting to be held on Tuesday, May 12, 2026 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This Proxy Statement includes information that we are required to provide to you by the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:	The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of a Notice of Internet Availability of Proxy Materials (the “Notice”), but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a more timely and readily-accessible manner, while reducing the environmental impact and lowering our printing and distribution costs. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice provides instructions on how to access and review all of the proxy materials on the Internet. The Notice also instructs you on how to vote your shares via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice.

Q:	Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

A:	We are providing stockholders who have previously requested paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, while voting on www.proxyvote.com, be sure to click on “Delivery Setting”.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This Proxy Statement for the Annual Meeting;

•	Our 2025 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”); and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

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Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ATOM2026, and entering the 16-digit control number found on the Notice. Shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) to obtain their 16-digit control number in order to be able to attend, participate in, or vote at the Annual Meeting.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of March 13, 2026 (the “Record Date”). The meeting will begin via live webcast promptly at 9:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record – If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners – Many Atomera stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice or, if you requested paper copies, the proxy materials, were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. See, “How can I vote my shares at the Annual Meeting?” below.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our second amended and restated bylaws (“Bylaws”) and the Delaware General Corporation Law (the “DGCL”). The presence, in person or by proxy, of one-third (33.33%) of the outstanding shares of stock entitled to vote, present or represented by proxy at the Annual Meeting will constitute a quorum at the Annual Meeting. As of the Record Date, there were 38,722,969 shares of common stock issued and outstanding. Therefore, the quorum for the Annual Meeting is 12,906,366 shares of common stock.

Under our Bylaws and the DGCL, and as described below, abstentions and broker “non-votes” will be counted to determine whether a quorum is present at the Annual Meeting.

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Q:	What are abstentions and broker non-votes?

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder “withhold” or “abstain” with respect to a particular matter.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to non-routine matters and has not received instructions from the beneficial owner. If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

We believe that the election of directors (Proposal No. 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 4) will be considered non-routine matters and broker non-votes, if any, will have no effect on the result of the vote. We believe that the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2) and the proposal to approve and adopt an amendment to our Certificate of Incorporation to increase our authorized common stock to 95 million shares (Proposal No. 3), will be considered routine matters on which a broker, bank or other agent will have discretionary authority to vote, and on this basis we do not expect any broker non-votes in connection with either proposal.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 38,722,969 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Atomera will be entitled to one vote for each share of common stock held as of the close of business on the Record Date.

Q:	How can I vote my shares at the Annual Meeting?

A:	You are entitled to participate in the Annual Meeting if you are a shareholder as of the close of business on March 13, 2026, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote, shareholders of record must access the meeting website at www.virtualshareholdermeeting.com/ATOM2026 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, if you cannot locate your control number, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain their 16-digit control number in order to be able to attend, participate in, or vote at the Annual Meeting.

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Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record – If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•	Via the Internet – You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or, if you requested a proxy card, on your proxy card.

•	By Mail – You may vote by proxy by filling out the proxy card you may have received and returning it in the envelope provided.

•	By Phone – You may vote by phone by calling 1-800-690-6903, please have your proxy card in hand when you call and then follow the instructions.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 11, 2026.

Beneficial owners – If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to information forwarded by your bank or broker to see which voting options are available to you.

Q:	Can I vote my shares by completing and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect five directors identified in this Proxy Statement to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	To approve and adopt an amendment to our Certificate of Incorporation to increase our authorized common stock to 95 million shares; and
(4)	To approve, on an advisory basis, the compensation of our named executive officers.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal No. 1 – The election of a director requires a plurality vote of the shares of common stock voted at the Annual Meeting when a quorum is present. Accordingly, the five director nominees receiving the highest number of votes will be elected. As a result, any shares not voted “for” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not have any effect on the outcome of the election of directors.

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Proposal No. 2 – The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting with respect to this proposal is required to ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We believe that brokers will have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, we do not expect there to be broker non-votes in connection with the vote on this proposal. Abstentions and any broker non-votes on this proposal will be counted as votes not cast and these shares will be deducted from the total shares of which a majority is required. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 3 – The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting with respect to this proposal is required to approve and adopt an amendment to our Certificate of Incorporation to increase the authorized common stock to 95 million shares. Abstentions and broker non-votes on this proposal will be counted as votes not cast and these shares will be deducted from the total shares of which a majority is required. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 4 – The affirmative vote of the holders of a majority of the votes cast and entitled to vote at the Annual Meeting with respect to this proposal is required to approve the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes on this proposal will be counted as votes not cast and these shares will be deducted from the total shares of which a majority is required. As a result, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the Board recommend that I vote?

A:	Our Board unanimously recommends that you vote your shares:

•	“FOR” the nominees for election as directors listed in Proposal No. 1;

•	“FOR” the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	“FOR” the approval to adopt an amendment to our Certificate of Incorporation to increase our authorized common stock to 95 million shares; and

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record – If you are a stockholder of record and you either (i) indicate when voting on the Internet that you wish to vote as recommended by our Board or (ii) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner – If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

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Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, we believe your broker will have discretion to vote your shares on the proposal to ratify the appointment of CBIZ CPAs P.C. and the proposal to amend our Certificate of Incorporation to increase our authorized common stock to 95 million shares.

Please note that, in the absence of your specific instructions as to how to vote, brokers may not vote your shares on the election of directors, or the compensation of our named executive officers. Accordingly, we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, the named proxies will vote the shares as recommended by the Board, or if no recommendation is given, in their own discretion. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.

Q:	Can I change or revoke my vote after voting or submitting my proxy?

A:	Subject to any rules your broker, trustee or nominee may have, you may change or revoke your proxy in any one of the ways listed below at any time before your proxy is voted at the Annual Meeting.

Stockholders of record – If you are a stockholder of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy (via the Internet, mobile device, or telephone or by returning a proxy card) bearing a later date or by participating in and voting during the Annual Meeting.

Beneficial owner – If you are a beneficial owner of shares held in street name, you may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. Directors, officers and employees of Atomera may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

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Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Atomera or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	Can I obtain a list of Stockholders?

A:	A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, during the Annual Meeting at the meeting website and at the principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 1, 2026; provided, however, that if our 2027 annual meeting of stockholders is held before April 18, 2027 or after June 12, 2027, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2027 annual meeting of stockholders and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Requirements for stockholder proposals to be brought before an annual meeting – Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2027 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 10, 2027 nor earlier than the close of business on January 11, 2027. However, if our 2027 annual meeting of stockholders is not held between April 10, 2027 and June 12, 2027, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, notice of a nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

The chair of the 2027 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

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Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 24, 2026.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of five members, four of whom are independent under the listing standards for independence of the NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated each of the Company’s five current directors for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one-year term until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on our Board at this time. There are no family relationships among any of the directors or executive officers of the Company.

John Gerber
Age	63

Experience	Mr. Gerber has served as a member of our Board since 2007 and Chairman of the Board since 2011. For the past ten years, Mr. Gerber has served as managing partner of Four Points, a specialty investment group with more than $1.8 billion of investment and capital transaction experience across 40 real estate and venture capital investments. He has diversified experience in corporate and project management, project and venture finance and development. Mr. Gerber has a BSE degree magna cum laude from Princeton University and a master’s degree from Harvard University.

Board Committee Memberships	Member of the Audit Committee and the Compensation Committee

Independent	Yes

Qualifications & Attributes	Mr. Gerber has experience as a director of multiple companies and has extensive investing experience, in addition to significant leadership and strategic planning skills. As a result of these and other professional experiences, our Board has concluded that Mr. Gerber is qualified to serve as a director.

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Scott Bibaud
Age	63

Experience	Mr. Bibaud has served as our President, Chief Executive Officer and a director since October 2015. Mr. Bibaud has been active in the semiconductor industry for over 30 years. Prior to joining Atomera, Mr. Bibaud was an executive-in-residence at Foundation Capital, a venture capital firm where he was active in portfolio semiconductor companies and evaluating potential new investments. From June 2012 to August 2014, he was senior vice president and general manager of Altera’s Communications and Broadcast Division. From June 2000 to May 2011, he was at Broadcom as executive vice president and general manager of the mobile platforms group. Mr. Bibaud received a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute and an MBA from Harvard Business School.

Board Committee Memberships	None

Independent	No

Qualifications & Attributes	Mr. Bibaud has extensive experience in and knowledge of the semiconductor industry as an executive officer of publicly traded semiconductor companies. As a result of these and other professional experiences, our Board has concluded that Mr. Bibaud is qualified to serve as a director.

Steve Shevick
Age	69

Experience	Mr. Shevick has served as a member of our Board since August 2016. From May 2020 to October 2025, Mr. Shevick served as CFO/Advisor to Superbrewed Food, Inc., a private company developing a range of natural, fermentation-based ingredients for use in food, nutrition and health products. From January 2019 to January 2020, Mr. Shevick served as chief financial officer of Percolate Industries, Inc., which developed, marketed and sold software for managing multi-channel marketing campaigns. From October 2013 to July 2018, Mr. Shevick served as chief financial officer of CloudPassage, Inc., a developer of cloud infrastructure security technologies. From May 2008 to October 2013, Mr. Shevick served as chief financial officer of Cobalt Technologies, a developer of bio-chemical production technologies. From 1995 to 2005, Mr. Shevick served in the roles of general counsel and chief financial officer of Synopsys, Inc., a leading provider of electronic design automation software for the semiconductor industry. Mr. Shevick holds an A.B. from Harvard College and a J.D. from Georgetown University Law Center.

Board Committee Memberships	Chair of the Audit Committee and Chair of the Nominating and Corporate Governance Committee

Independent	Yes

Qualifications & Attributes	Mr. Shevick has extensive experience as a chief financial officer and general counsel of public and private technology licensing businesses. As a result of these and other professional experiences, our Board has concluded that Mr. Shevick is qualified to serve as a director.

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Duy-Loan T. Le
Age	63

Experience	Ms. Le has served as a member of our Board since October 2019. Ms. Le retired in July 2017 from Texas Instruments Inc., or TI, one of the leading semiconductor companies in the world, where she held various positions since 2002. Ms. Le was elected Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She held various leadership positions at TI, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, including silicon technology development, design, assembly and test, productization, qualification, release to market, high-volume ramp, and quality and reliability assurance. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. Ms. Le is currently a director of Cirrus Logic Incorporated and BrainChip Holdings Ltd..

Board Committee Memberships	Chair of the Compensation Committee and member of our Nominating and Corporate Governance Committee

Independent	Yes

Qualifications & Attributes	Ms. Le has extensive experience in and knowledge of the semiconductor industry as an executive officer and a director of publicly traded semiconductor companies. As a result of these and other professional experiences, our Board has concluded that Ms. Le is qualified to serve as a director.

Suja Ramnath
Age	57

Experience	Ms. Ramnath has served as a member of our Board since December 2021. Since February 2017, Ms. Ramnath has served as president and chief executive officer of Integra Technologies, a developer of high-performance power RF semiconductors for the defense and aerospace industries. From October 2015 to February 2017, Ms. Ramnath served as division general manager for transceivers at Analog Devices, a semiconductor company specializing in data conversion, signal processing and power management technology. Prior to that, Ms. Ramnath served in various business development and senior positions in the semiconductor industry since 1991. Ms. Ramnath holds a Bachelor of Science degree in Electrical Engineering from Northeastern University.

Board Committee Memberships	Member of the Audit Committee and the Compensation Committee.

Independent	Yes

Qualifications & Attributes	Ms. Ramnath has extensive experience in and knowledge of the semiconductor industry as an executive officer of semiconductor companies. As a result of these and other professional experiences, our Board has concluded that Ms. Ramnath is qualified to serve as a director.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

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CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of five authorized members. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders, however, our entire Board attended our prior year’s annual meeting of stockholders. During the year ended December 31, 2025, all directors attended all meetings of the Board and Board committees on which they served. During the year ended December 31, 2025, our Board held six meetings.

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that, other than Mr. Bibaud, by virtue of his executive officer positions, none of our director nominees, or any other person serving as a director during the last fiscal year, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees and sub-committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our committees operates under a written charter, a copy of which is available at our investor relations website located at http://ir.atomera.com/corporate-governance.

Audit Committee

Our Audit Committee consists of Steve Shevick, John Gerber and Suja Ramnath, with Mr. Shevick serving as Chair of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards and is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Mr. Shevick is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities to, among other things:

•	select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	discuss the scope and results of the audit with the independent registered public accounting firm;
•	review, with management and the independent registered public accounting firm, our interim and year-end operating results;
•	develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	review our policies on risk assessment and risk management;
•	review related-party transactions; and
•	approve (or, as permitted, pre-approve) all audit and all permissible non audit services, other than de minimis non audit services, to be performed by the independent registered public accounting firm.

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In 2023, our Board approved the creation of a Cybersecurity subcommittee of the Audit Committee consisting of Ms. Ramnath as chair and Mr. Shevick as a member.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2025, our Audit Committee held four meetings.

Compensation Committee

Our Compensation Committee consists of Duy-Loan T. Le, Suja Ramnath and John Gerber, with Ms. Le serving as Chair of the Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers and directors. Our Compensation Committee’s responsibilities include the following, among other things:

•	review, approve and determine the compensation of our executive officers;
•	administer our stock and equity incentive plans;
•	make recommendations to our Board regarding director compensation and the establishment and terms of incentive compensation and equity plans; and
•	establish and review general policies relating to compensation and benefits of our employees.

Our Chief Executive Officer may, from time to time, provide input and recommendations to our Compensation Committee concerning the compensation of our other executive officers. Moreover, our Compensation Committee has engaged Compensia, Inc., a nationally recognized independent compensation consultant (“Compensia”), to provide information and advice regarding the design, form and amount of our executive and director compensation arrangements. Compensia did not provide any services to us other than the assistance it provided to the Compensation Committee in 2025. Compensia reported directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest exists preventing Compensia from serving as an independent consultant to the Compensation Committee.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2025, our Compensation Committee held eight meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Steve Shevick and Duy-Loan T. Le, with Mr. Shevick serving as Chair of the Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq Stock Market listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee’s responsibilities include the following, among other things:

•	identify, evaluate and make recommendations to our Board regarding nominees for election to our Board and its committees;
•	evaluate the performance of our Board and of individual directors;
•	consider and make recommendations to our Board regarding the composition of our Board and its committees;
•	review developments in corporate governance practices;
•	evaluate the adequacy of our corporate governance practices and reporting; and
•	develop and make recommendations to our Board regarding corporate governance guidelines and matters.

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When evaluating director candidates, our Nominating and Corporate Governance Committee seeks to ensure that our Board has the requisite skills and experience and that its members consist of persons with appropriately complementary and independent backgrounds. The Nominating and Corporate Governance Committee will consider all aspects of a candidate’s qualifications in the context of Atomera’s needs, including: semiconductor industry experience, preferably at an executive level; experience in licensing transactions; experience as an officer or director of a public company; independence from management; practical business judgment; personal and professional integrity and ethics; and the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. While we do not have a formal diversity policy, we understand the desirability of having a Board comprised of directors with diverse and varied backgrounds, experience and opinions. As we look to expand our Board or replace retiring Board members our Nominating and Governance Committee is committed to including candidates with diverse gender and ethnic backgrounds. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our Company, and the long-term interests of our stockholders.

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. However, at this time, our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. For a third party to suggest a candidate, one should provide our Corporate Secretary, Francis Laurencio, with the name of the candidate, together with a brief statement of the candidate’s qualifications to serve on the Board and a document indicating the candidate’s willingness to serve if elected.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq Stock Market. During the year ended December 31, 2025, our Nominating and Corporate Governance Committee held one meeting.

Board Leadership Structure and Role in Risk Oversight

John Gerber serves as our Chairman of the Board and Scott Bibaud serves as our President and Chief Executive Officer. We have neither adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined nor do we have a lead independent director. We believe that, given the small size of our Board and establishment of separate Audit, Compensation and Nominating and Corporate Governance Committees, each consisting of independent directors, our present Board structure is in the best interest of the Company and our stockholders. Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

We rely heavily on our information technology systems and infrastructure to develop our proprietary technologies and to deliver products and solutions to our customers. As a technology licensing company, safeguarding our proprietary information and preserving and protecting our customers’ confidential information are mission-critical tasks for us. Accordingly, we have taken a number of steps to heighten awareness of cybersecurity risks and information technology best practices. These steps include:

•	oversight of management policies including regular interviews with senior officers and our external managed service provider by the Cybersecurity subcommittee of the Audit Committee;
•	regular cybersecurity assessments by an independent auditor utilizing National Institute for Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks examining technical, physical and administrative controls;
•	quarterly meetings between our Audit Committee and our independent registered public accounting firm which include communications regarding any cybersecurity risks;
•	external vulnerability scanning and penetration testing;
•	periodic phishing email simulations;
•	requesting Systems and Organization Control (“SOC”) type reports from several of our service providers including our payroll and equity plan administration providers; and
•	information security awareness training as part of the employee on-boarding process and at least annually thereafter, as determined by risk assessments or observed changes in threat activity.

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The Cybersecurity subcommittee of the Audit Committee has been tasked with review of our existing policies and practices around information security. The Cybersecurity subcommittee oversees development of our policies and provides direction for the conduct of third-party and/or internal audits. During the year ended December 31, 2025, our Cybersecurity subcommittee held four meetings.

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our Board. However, if a stockholder would like to send a communication to our Board, please address the letter to the attention of our Corporate Secretary, Francis Laurencio, and it will be distributed to each director.

Employee, Officer and Director Hedging

We have adopted a policy that no director, officer, employee or consultant of Atomera may engage in any short-term or speculative transactions involving securities of the Company. These prohibited speculative transactions include short sales, publicly-traded options, hedging transactions, margin accounts, pledged securities and standing and limit orders.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees and consultants, including those persons serving in similar positions with our subsidiaries. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us and our directors, officers, employees and consultants. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report.

Equity Award Grant Policies

Our Compensation Committee reviews and approves annual equity award grants to our executive officers. Over the past several years, the practice of our Compensation Committee has been to conduct annual grants to our executive officers in the first quarter of each year following the publication of our earnings release and/or filing of our Annual Report on Form 10-K for the prior fiscal year. Our Compensation Committee takes into account the presence of any material nonpublic information concerning our Company when approving awards of options.

Code of Conduct

We have adopted a code of conduct for all employees, including the chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link http://ir.atomera.com/corporate-governance.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our certificate of incorporation provides that we shall indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our executive officers and directors by way of written indemnification agreements.

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The above provisions in our certificate of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and our Board has directed that management submit the appointment of CBIZ as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of CBIZ is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of CBIZ as our independent registered public accountants is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of CBIZ to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain CBIZ. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CBIZ CPAs P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Changes in Registrant’s Certifying Accountant

On March 18, 2025, we were notified by Marcum LLP (“Marcum”) that Marcum resigned as our independent registered public accounting firm. On March 18, 2025, our Audit Committee approved the engagement of CBIZ as our independent registered public accounting firm.

The reports of Marcum regarding our financial statements for the fiscal year ended December 31, 2024, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2024, and through March 18, 2025, the date of resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Prior to engaging CBIZ, we did not consult with CBIZ regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on our financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing, or financial reporting issue.

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Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2025 by CBIZ and for the year ended December 31, 2024 by Marcum:

	2025	2024
Audit Fees (1)	$273,750	$242,565
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
	$273,750	$242,565

________

(1)	The audit fee consisted of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with the statutory and regulatory filings or engagements and capital market financings.

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considers the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit services provided by CBIZ in 2025 and Marcum in 2024 through March 18, 2025. CBIZ and Marcum did not provide any non-audit services in 2025 or 2024.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our Annual Report:

•	The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management of Atomera Incorporated and with Atomera Incorporated’s 2025 independent registered public accounting firm, CBIZ.
•	The Audit Committee has discussed with CBIZ those matters required by Statement on Auditing Standards No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
•	The Audit Committee has received and reviewed the written disclosures and the letter from CBIZ required by the PCAOB regarding CBIZ communications with the Audit Committee concerning the accountant’s independence and has discussed with CBIZ its independence from Atomera Incorporated and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2025 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE Steve Shevick (Chair) John Gerber Suja Ramnath

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PROPOSAL NO. 3

adopt an amendment to our Certificate of Incorporation to increase our authorized SHARES OF common stock

Introduction

Our Board has adopted resolutions setting forth and declaring advisable an amendment to our Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock from 47,500,000 to 95,000,000. A draft of the proposed amendment is attached to this proxy statement as Appendix A.

Our Certificate of Incorporation currently authorizes the issuance of up to 47,500,000 shares of common stock, par value $0.001 per share and 2,500,000 shares of preferred stock. The current level of authorized capital has been in place since prior to the completion of our initial public offering in August 2016. As of March 11, 2026, we had 38,722,969 shares of common stock outstanding and 4,793,815 shares reserved for issuance for the exercise of outstanding stock options and vesting of outstanding restricted stock units. Accordingly, as of March 11,2026 we have only 3,983,216 authorized shares of common stock that are unissued and unreserved and, therefore, available for issuance.

As noted above under “Questions and Answers About the Annual Meeting and Voting,” we believe that in the case of shares held by a broker, bank or other agent for a beneficial owner who has not provided instructions to such agent, the broker, bank or other agent will have discretionary authority to vote the shares for approval of the proposal to amend the our Certificate of Incorporation to effect an increase in the number of authorized shares of our common stock from 47,500,000 to 95,000,000 (Proposal 3).

Proposal

Our Board believes it is in the best interest of our Company to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. Our Board believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us without the delay and expense associated with convening a special meeting of our stockholders.

Except as otherwise required by law or the rules of the NASDAQ Capital Market, the newly authorized shares of common stock will be available for issuance at the discretion of the Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While adoption of Proposal 3 will not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of our Company by means of a takeover bid that our Board determines is not in the best interest of the Company and our stockholders. However, our Board does not intend or view the proposed increase in the number of authorized shares of our common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

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Any newly authorized shares of our common stock will be identical to the shares of common stock now authorized and outstanding. The adoption of Proposal 3 will not affect the rights of current holders of our common stock. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. Except as otherwise provided by our Certificate of Incorporation, at all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.  All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by our Certificate of Incorporation, our Bylaws, the rules or regulations of any stock exchange applicable to us, or applicable law, be decided by the affirmative vote of a majority of the votes cast with respect to that matter.  Pursuant to our Bylaws, “votes cast” shall exclude “abstentions” and any “broker non-votes” with respect to that election or question to be voted on.  Stockholders are entitled to receive such dividends as may be declared from time to time by our Board out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of our common stock have no preemptive, conversion, subscription rights or cumulative voting rights.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL TO adopt an amendment to our Certificate of Incorporation to increase our authorized common stock to 95 million

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PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

General

At our 2022 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s compensation program of our named executive officers (a “say-on-pay” vote) be presented to our stockholders every year. Our Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our named executive officers as identified and disclosed in this Proxy Statement.

We urge stockholders to read the “Executive Officers and Compensation” section of this Proxy Statement and review the compensation tables and related narrative disclosures, which provide detailed information on the compensation of our named executive officers. Our Compensation Committee believes that our policies and procedures are effective in fulfilling our objectives and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our recent and long-term success.

Proposal No. 4, or the “say-on-pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and related narrative disclosure in our Proxy Statement for the Annual Meeting.

This vote will not be binding on our Board and may not be construed as overruling a decision by our Board or creating or implying any change to the fiduciary duties of our Board. The vote will not affect any compensation previously paid or awarded to any executive. Our Compensation Committee and our Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements. We expect that the next say-on-pay vote will be at the 2027 annual meeting of stockholders.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 11, 2026: (i) all those known by to be beneficial owners of more than five percent of our issued and outstanding shares of common stock, (ii) each of our current directors and director nominees, (iii) each of the Named Executive Officers, who consist of Mr. Bibaud and our two other most highly-compensated executive officers (“NEOs”), and (iv) all of our executive officers (as defined in Rule 3b-7 of the Exchange Act) and current directors as a group.

The beneficial ownership of each person was calculated based on 38,722,969 common shares issued and outstanding as of March 11, 2026. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of March 11, 2026, pursuant to the exercise of options or warrants, the vesting of restricted stock units or the conversion of notes, debentures or other indebtedness. Two or more persons might count as beneficial owners of the same share. Unless otherwise indicated, the address for each reporting person is 750 University Avenue, Suite 280, Los Gatos, California 95032.

Named Executive Officers, Executive Officers and Directors	Total Shares Beneficially Owned		Percentage of Class

Scott Bibaud (NEO and Director)	1,601,163	(1)	4.0%
Robert Mears (NEO)	519,900	(2)	1.3%
John Gerber (Director)	500,668	(3)	1.3%
Francis Laurencio (NEO)	398,791	(4)	1.0%
Steve Shevick (Director)	110,529	(5)	*
Duy-Loan T. Le (Director)	100,271		*
Suja Ramnath (Director)	52,551		*
All current directors and executive officers as a group (7 persons)	3,283,873		8.1%

________

* Less than 1%.

(1)	Includes 1,276,642 shares issuable upon exercise of currently exercisable options. Shares beneficially owned include 43,904 shares subject to the release of restricted stock awards.
(2)	Includes 2,666 shares held by Dr. Mears' wife and 401,071 shares issuable upon exercise of currently exercisable options. Shares beneficially owned include 22,188 shares subject to the release of restricted stock awards.
(3)	Includes 165,096 shares held by Mr. Gerber's wife, and 37,192 shares held for the benefit of Mr. Gerber's children.
(4)	Includes 316,628 shares issuable upon exercise of currently exercisable options. Shares beneficially owned include 22,188 shares subject to the release of restricted stock awards.
(5)	Includes 2,200 shares held in a family trust.

5% Stockholders	Total Shares Beneficially Owned	Percentage of Class

CVI Investments(1) PO Box 309GT Ugland House South Church Street George Town, Grand Cayman KY1-1104 Cayman Islands	2.,100,000	5.42%

 _______

(1) The reporting person has disclosed that Heights Capital Management, Inc. is the investment manager to the reporting person and as such may exercise voting and dispositive power over the shares reported as beneficially owned.

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EXECUTIVE OFFICERS AND COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes and analyzes the compensation program during the year ended December 31, 2025 for our NEOs, consisting of Scott Bibaud, our President and Chief Executive Officer, Dr. Robert Mears, our Chief Technology Officer, and Francis Laurencio, our Chief Financial and Accounting Officer. We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Exchange Act and as such we are not subject to the full narrative disclosure requirements on executive compensation under Item 402(b) of Regulation S-K. However, we have elected to include details of our executive compensation policies and practices that we believe are relevant to our stockholders in light of our Board’s recommendation of a vote “for” Proposal No. 3 to approve our named executive officer compensation. Our engagement with stockholders has confirmed that enhanced disclosures on executive compensation provide useful insights to them.

Atomera’s 2025 executive officers are as follows:

Name	Age	Position
Scott Bibaud	63	President and Chief Executive Officer
Dr. Robert Mears	65	Chief Technology Officer
Francis Laurencio	56	Chief Financial and Accounting Officer

Scott Bibaud. Biographical information pertaining to Scott Bibaud, who is both a director and an executive officer of the Company, may be found in the section above entitled “Proposal No. 1, Election of Directors – Information About Director Nominees.”

Dr. Robert Mears is the founder of our Company and has served as our Chief Technology Officer since inception. Dr. Mears also served as our president from inception to October 2015. Dr. Mears co-developed a transformative technology for long-distance optical networks in the late 1980’s and has authored or co-authored approximately 180 publications and numerous patents. He is an Emeritus Fellow of Pembroke College, Cambridge, England.

Francis Laurencio has served as our Chief Financial Officer since February 2016. Prior to joining Atomera, Mr. Laurencio served as chief financial officer of Sycomp, A Technology Company Inc. from February 2013 to July 2015 and head of global compliance from July 2015 to January 2016. Mr. Laurencio also served as chief financial officer of Orbis Global, Inc. from January 2012 to December 2012 (through its acquisition by Infor) and chief financial officer of Smapper Technologies, Inc. from December 2009 to December 2011. Mr. Laurencio holds an A.B. degree from Princeton University and a J.D. from New York University School of Law.

Compensation Objectives and Philosophy

Our executive compensation program is designed principally to:

•	attract, motivate, and retain talented and dedicated executive officers;
•	correlate annual cash bonuses to the achievement of near-term operational and financial objectives; and
•	provide our NEOs with appropriate long-term equity incentives that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention.

To achieve these objectives, we (i) establish annual base salaries at levels that we believe are competitive with base salaries of executive officers in our peer group companies and relevant comparable companies in the semiconductor sector, (ii) set year-end annual cash bonus targets based primarily on the achievement of key operational and financial goals, and (iii) grant annual equity awards as a retention tool and to align the NEOs’ long-term interests with those of our stockholders. Our Compensation Committee does not have any formal policies for allocating compensation among the three foregoing components. Rather, our Compensation Committee uses its judgment and consults with Compensia to determine the appropriate level and mix of compensation on an annual basis with the goal to balance current cash compensation with equity awards to reward and incentivize both short-term and long-term performance.

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Roles and Responsibilities

The Compensation Committee has engaged Compensia as its independent compensation consultant. The Compensation Committee, Compensia, and our CEO participated in a collaborative process to determine (i) the compensation that our NEOs were granted and earned in 2025 and (ii) adjustments to compensation and grants for NEO’s for 2026 (with the exception, as to both periods, of our CEO’s compensation, which was evaluated solely by the Compensation Committee, based upon the information and analysis provided by Compensia).

Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (composed solely of independent, non-employee directors and reports to the Board)(1)	•	Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices;

	•	Approves performance goals for purposes of compensation decisions for the NEOs;

	•	Conducts an annual evaluation of the CEO’s performance in consultation with the full Board and determines his compensation;

	•	Reviews and approves the compensation for the non-CEO NEOs and senior executives, taking into consideration the CEO’s recommendations and making changes when deemed appropriate;

	•	Approves all changes to the composition of the peer group; and

	•	Reviews and makes recommendations to the Board with respect to director compensation.

Independent Consultant to the Compensation Committee (Compensia)(2)	•	Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes;

	•	Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and director compensation;

	•	Analyzes peer companies’ CEO, executive, and director compensation annually to assist the Compensation Committee in determining the appropriateness and competitiveness of compensation;

	•	Reviews and advises on any proposed changes to CEO, executive, and director compensation program design;

	•	Reviews and assists with compensation disclosure materials; and

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	•	Provides specific analysis and advice periodically as requested by the Compensation Committee.

CEO	•	Recommends to the Compensation Committee annual compensation for the other NEOs and senior executives based on his assessment of their performance; and

	•	Works with the Compensation Committee Chair to set agendas, prepare materials for Compensation Committee meetings, and generally attends meetings, as appropriate. (3)

___________

(1)	Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules and is a “non-employee” director as defined under Section 16 of the Exchange Act.
(2)	Other than the support that it provided to the Compensation Committee, Compensia provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of Compensia’s independence considering the relevant regulations of the SEC and the Nasdaq listing standards. The Compensation Committee concluded that Compensia was independent of the Company and the services performed by Compensia and the compensation advisors employed by Compensia raised no conflicts of interest.
(3)	No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation is under discussion, or when the Compensation Committee otherwise meets in executive session.

Peer and Industry Data

The Compensation Committee believes that market data, including compensation data from a peer group of comparable companies, provides a useful framework for determining compensation targets and the actual awards for executives in an effort to attract and retain highly talented senior executives. Annually, the Compensation Committee requests that Compensia advise on the appropriate peer group for the Company as well as assess our NEO and non-employee director compensation.

For purposes of evaluating our NEO compensation in 2025, in June 2024 our Compensation Committee, with the advice of Compensia, reviewed and approved the following companies selected from among publicly-held semiconductor, semiconductor equipment and electronics companies based on the following criteria: market capitalization, revenue, revenue growth and profitability:

Akoustis Technologies, Inc.
Amtech Systems, Inc.	Netlist Inc.
AXT Inc.	nLight, Inc.
Ceva Inc.	NVE Corporation
CVD Equipment Corporation	Pixelworks, Inc.
Everspin Technologies, Inc.	QuickLogic Corporation
GSI Technology, Inc.	Skywater Technology, Inc
InTest Corporation	Techpoint Inc.
Kopin Corporation
Lightwave Logic, Inc.
Luna Innovations Incorporated

The Compensation Committee intends to maintain its practice of reviewing and, if it deems it appropriate, modifying the peer group on an annual basis to ensure it continues to appropriately represent our competitive market for executive talent. Atomera ranked at the 41st percentile of market capitalization of the above-referenced peer group companies as of June 2024, which is when this peer group was approved by the Compensation Committee.

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The Compensation Committee and our Board use peer and other market data as one means of evaluating and establishing executive pay. In light of our early stage of commercializing our technology and need to conserve cash given our ongoing net losses, the Compensation Committee generally targets approximately the 50th percentile of the peer group for cash (base salary and annual bonus) compensation and the 75th percentile for long-term, equity-based compensation. In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from peer practices, industry averages or other specific benchmarks and it maintains the discretion to set levels of NEO compensation above or below levels paid by our peers based on factors such as individual performance, an NEO’s level of experience and responsibilities, and our compensation budget. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Elements of our Executive Compensation

Base Salary

We provide our NEOs with base salaries to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	an internal review of the NEO’s compensation, both individually and relative to other NEOs; and
•	base salaries paid by our peer group companies.

The base salary for each of our NEOs for our fiscal year ended December 31, 2025, is listed in the table below:

Name
Scott Bibaud	$462,800
Francis Laurencio	$355,000
Robert Mears	$360,000

Annual Cash Incentive Bonuses

We provide an opportunity for each of our NEOs to receive an annual cash incentive bonus based on the satisfaction of Company goals and objectives established by our Board of Directors. For any given year, Company goals are approved by both the Compensation Committee and the full Board no later than February and they may include objectives that relate to operational, strategic, or financial factors such as executing contracts (particularly license agreements) with customers, customer progress toward commercializing our MST® technology, achieving technical performance targets, securing patents, revenue achievement and prudent capital management and financing.

While the Board adopts the Company’s annual goals, it is the Compensation Committee that evaluates and approves the achievement level of corporate objectives, and subsequently reviews and approves the annual cash bonuses for NEOs as part of its final compensation deliberations. The Compensation Committee, or where appropriate, our Board may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses.

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Based on its review of the Company’s performance and thoughtful deliberations, the Compensation Committee recommended and the Board approved as follows.

Name	2025 Target Bonus (% of Base Salary)	Realization / Payout	Actual 2025 Bonus Paid in 2026
Scott Bibaud	100%	0%	$–
Francis Laurencio	55%	43%	$83,958
Robert Mears	50%	43%	$77,400

The Company’s achievement of the annual goals set for 2025 was 86%. However, in light of customer setbacks for the Company in 2025 and to align executive incentives with achievement of meaningful commercial outcomes, the Compensation Committee exercised its discretion to reduce cash bonus payouts to our NEOs and other executive officers by 50% and to our CEO by 100%, but provided our CEO, NEOs and other executive officers the opportunity to earn the portion of bonus that was withheld from 2025 if the Company achieves certain milestones in 2026 related to commercialization of our technology. This opportunity to earn the withheld portion of 2025 bonus is in addition to the potential to earn cash bonuses for 2026.

Equity Incentive Compensation

We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our NEOs and other employees through the use of equity awards, the value of which depends on our stock performance. We established our 2017 Stock Incentive Plan and our 2023 Stock Incentive Plan to provide all of our employees, including our NEOs, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stock. Additionally, equity awards provide an important retention tool for all employees, as the awards generally vest over four years following the grant date. All of our equity awards require the recipient to be continuously employed by us in order for the awards to vest.

The determination of whether to grant equity, as well as the size of such grants, to our NEOs and other executives involves both objective and subjective assessments by the Compensation Committee and our Board and, with respect to NEOs and executives other than himself, our CEO. Generally, annual equity awards are driven by our desire to retain and motivate our executives. In determining the amount and structure of equity grants, we consider individual performance and contributions during the preceding year as well as the value and remaining vesting schedule of the recipient’s aggregate equity holdings. As with base salary and cash bonuses, in evaluating and determining equity grants to our NEOs and other executives, the Compensation Committee and our Board also consider publicly available data prepared by Compensia at the request of the Compensation Committee from the peer group of companies identified by the Compensation Committee as well as from Compensia’s more broad-based database of compensation practices.

Typically, we grant equity awards upon an employee’s hire that vest over a four-year period with a one-year cliff. Awards for new hires are made in the form of stock options for executives and restricted stock units (“RSUs”) for non-executives. In addition, equity awards are typically granted on an annual basis in amounts that depend on position and performance. In the case of most employees who are not NEOs, annual grants are made in the form of time-based RSUs that vest quarterly over four years.

In order to promote both retention and alignment of executives’ incentives with the long-term interests of stockholders, in 2025 our Compensation Committee adopted the practice of making annual grants to NEOs and certain other executives consisting of equal numbers of shares of time-based RSU’s and performance-based RSUs (“PSUs”). The time-based RSUs vest in 12 equal quarterly increments over three years. The PSUs vest over performance periods between one and three years. The Compensation Committee adopted a phase-in approach when it began granting PSUs in 2025 with the ultimate objective of having all PSU grants vest over a three-year performance period, which the Committee believes best aligns executives’ incentives with long-term shareholder value creation. In 2025, annual PSU grants to NEOs and other executives were made in three equal tranches, having performance periods of one, two and three years each. Annual PSU grants in 2026 were made in two equal tranches that vest over performance periods of two and three years. By 2027, the Compensation Committee intends for all new PSUs granted to vest in one single tranche over a three-year performance period. Actual grants made in 2027 or any future year are subject to the discretion of the Compensation Committee and the full Board based on a number of factors and may differ from the intent described here.

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The number of PSUs that are eligible to vest ranges from 0% to 200% of the target number of PSUs and will be based on the Company’s relative total shareholder return (“rTSR”) percentile relative to the total shareholder return (“TSR”) of companies in the Russell 2000 Index during the applicable performance period. Target performance will be achieved if rTSR ranks in the 50th percentile, threshold performance will be achieved if rTSR ranks at or above the 25th percentile and maximum performance will be achieved if rTSR ranks in the 75th percentile or higher. If the rTSR percentile is lower than the 25th percentile, no PSUs will become vested and if the Company’s TSR is negative at the end of the three-year period when compared to the start of the period, the number of PSUs eligible to vest is capped at the target number. The number of PSUs that vest if rTSR falls between the percentile thresholds stated above is determined by linear interpolation.

The table below shows the mix of time-based RSUs and PSUs granted to our NEOs in 2025.

Name	Time-based RSUs Granted in 2025	PSUs Granted in 2025(1)
Scott Bibaud	102,848	102,848
Francis Laurencio	47,472	47,472
Robert Mears	39,552	39,552

_______

(1) One third of the number of PSUs shown in this table were forfeited as a result of our rTSR for the tranche of shares with a one-year performance period not meeting the 25th-percentile threshold.

In March 2026, our Compensation Committee approved a special grant of performance-based stock options (“PSOs”) for certain executives including all of our NEOs. The PSO awards are structured to link the ultimate value of the awards to substantial increases in shareholder value while also promoting retention of the executive team. The Compensation Committee considered the value and future vesting of our executive’s equity holdings, including the expiration of option grants made in connection with our IPO. As described in more detail below, the terms of the PSOs include both time-based and stock-price-based vesting thresholds, and yield value for the recipients only if the Company’s performance generates substantial value for shareholders.

The PSOs awarded are divided into three tranches for each recipient vesting with the following performance conditions:

•	25% with a stock price hurdle of $7.50
•	25% with a stock price hurdle of $12.50
•	50% with a stock price hurdle of $20.00

Each tranche would become eligible for time-based vesting and become exercisable if the volume-weighted average price exceeds the applicable performance conditions, or “stock price hurdle”, for 30 consecutive trading days within five years of the approval of the grant. If the performance condition for a tranche is met, 25% of the shares in that tranche will vest one year after the grant date and the remaining shares subject to the tranche will vest over the next three years in equal quarterly amounts, subject to the recipient continuing to be an employee of the Company through each vesting date. No time-based vesting will commence for the PSOs unless and until the performance condition for the applicable tranche is met. By way of example, if the $7.50 performance condition is not met until 18 months after the grant, then 25% plus two quarterly installments will vest at that time and the remainder of the options in that tranche will vest over the next 10 quarters.

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Stock Ownership Guidelines

Under our stock ownership guidelines, each NEO is required to own shares of our common stock as follows:

•	Our CEO must own shares equal to five times such executive’s annual base salary.
•	All NEOs other than our CEO must own shares equal to three times such executive’s annual base salary.

Current NEOs have five years from February 23, 2023 (the date the guidelines were adopted by our Nominating and Corporate Governance Committee and Board) to attain such ownership levels and newly appointed NEOs will have five years from their designation as an NEO to attain such ownership levels. For purposes of these guidelines, an NEO’s share ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not an NEO’s unvested or unexercised equity (i.e., unvested restricted stock awards or outstanding stock options). All of our NEOs currently serving in executive positions meet the ownership requirements or still have time remaining to satisfy the requirements. The equity owned by each of our NEOs as of March 11, 2026, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

Clawback Policy

In 2023, the Company adopted an Executive Officer Clawback Policy (the “Clawback Policy”), which complies with both the rules promulgated by the Nasdaq Stock Market and SEC requirements and standards. The Clawback Policy provides for the prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.  Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures (including measures derived wholly or in part from stock price or total shareholder return).

2025 Say-on-Pay Vote Result

At our 2025 Annual Meeting, 70% of shares present and eligible to vote approved the compensation of our NEOs.

Compensation Committee Report

The Compensation Committee of our Board has reviewed and discussed with management the section captioned “Compensation Discussion and Analysis” and based on such review and discussions, the Compensation Committee recommended to our Board that this “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

COMPENSATION COMMITTEE Duy-Loan T. Le (Chair) John Gerber Suja Ramnath

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Summary Compensation Table

The following table sets forth the compensation awarded to or earned by our Chief Executive Officer and our two other highest paid executive officers for the years ended December 31, 2025, 2024 and 2023:

		Salary	Bonus	Stock Awards	Option Awards
Name and Principal Position	Year	($)	($)	($)	($)	Total
Scott Bibaud, CEO	2025	$459,833	$396,050	$1,688,764	$–	$2,544,647
	2024	$440,834	$294,000	$389,977	$917,845	$2,042,656
	2023	$417,667	$218,834	$360,013	$841,612	$1,838,126

Francis Laurencio, CFO	2025	$352,500	$151,300	$779,490	$–	$1,283,290
	2024	$337,500	$162,500	$200,002	$302,576	$1,002,578
	2023	$322,500	$119,350	$176,018	$264,547	$882,415

Robert Mears, CTO	2025	$358,000	$139,374	$649,444	$–	$1,146,818
	2024	$345,000	$148,500	$200,002	$302,576	$996,078
	2023	$327,500	$109,148	$176,018	$264,547	$877,213

The dollar amounts in the Option Awards and Stock Awards columns above reflect the fair market values of options and shares as of the grant date for the years ended December 31, 2025, 2024 and 2023, in accordance with Accounting Standard Codification (“ASC”) Topic 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026, in Note 12 to our audited financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K filed with the SEC on March 4, 2025, and in Note 11 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 15, 2024.

Narrative Disclosure to Summary Compensation Table

Bibaud Employment Agreement

We entered into an employment agreement with Mr. Bibaud, our Chief Executive Officer, on March 3, 2025, which was approved by the full Board. The agreement provides for, among other things, his appointment as President and Chief Executive Officer, an annual base salary, bonus and long-term incentive awards as determined by the Compensation Committee, and, in certain circumstances, severance payments upon termination of employment. Mr. Bibaud’s base salary is reviewed and may be adjusted annually in the sole discretion of the Compensation Committee, and the agreement has an initial term of three years from the effective date of March 4, 2025. Upon expiration of the initial term, the agreement shall automatically renew for successive one-year terms. If Mr. Bibaud’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, or terminated by Mr. Bibaud for “good reason,” as defined in the employment agreement, we are required to pay a severance payment in the amount of 18 months of his base salary and up to 12 months of health insurance benefits and accelerate 18 months of vesting of his unvested equity awards. Further, Mr. Bibaud is eligible for participation in all other plans that we may establish from time to time, including health insurance and other benefits.

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During 2023, we granted Mr. Bibaud options to purchase 170,112 shares of our common stock over a ten-year period at an exercise price of $6.56 and 54,880 shares of restricted stock. During 2024, we granted Mr. Bibaud options to purchase 184,384 shares of our common stock over a ten-year period at an exercise price of $6.46 and 60,368 shares of restricted stock. The options were granted under our 2017 and 2023 Plans and vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of the grant. The shares of restricted stock were also granted under the 2017 and 2023 Plans and vest and are released to Mr. Bibaud quarterly over a four-year period commencing on the first quarter after the date of grant. During 2025, we granted Mr. Bibaud 102,848 restricted stock units that vest quarterly over a three year-period commencing with the first quarter after grant. We also granted Mr. Bibaud 102,848 PSUs that have a performance period of one, two and three years with the vesting of each award tranche dependent on the Company’s rTSR relative to TSR of companies in the Russell 2000 Index over that tranche’s performance period, as described above. Our rTSR for the tranche with a one-year performance period (from January 1, 2025 through December 31, 2025) did not meet the 25th percentile threshold and accordingly 34,282 PSUs were forfeited by Mr. Bibaud.

Laurencio Employment Agreement

We entered into an employment agreement with Mr. Laurencio, our Chief Financial Officer, on March 3, 2025, which was approved by the full Board. The agreement provides for, among other things, his appointment as Chief Financial Officer, an annual base salary, bonus and long-term incentive awards as determined by the Compensation Committee, and, in certain circumstances, severance payments upon termination of employment. Mr. Laurencio’s base salary is reviewed and may be adjusted annually in the sole discretion of the Compensation Committee, and the agreement has an initial term of three years from the effective date of March 3, 2025. Upon expiration of the initial term, the agreement shall automatically renew for successive one-year terms. If Mr. Laurencio’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, or terminated by Mr. Laurencio’s for “good reason,” as defined in the employment agreement, we are required to pay a severance payment in the amount of 12 months of his base salary and up to 12 months of health insurance benefits. Further, Mr. Laurencio is eligible for participation in all other plans that we may establish from time to time, including health insurance and other benefits.

During 2023, we granted Mr. Laurencio options to purchase 53,472 shares of our common stock over a ten-year period at an exercise price of $6.56 and 26,832 shares of restricted stock. During 2024, we granted Mr. Laurencio options to purchase 60,784 shares of our common stock over a ten-year period at an exercise price of $6.46 and 30,960 shares of restricted stock. The options were granted under our 2017 and 2023 Plans and vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of the grant. The restricted stock was also granted under the 2017 and 2023 Plans and vest and are released to Mr. Laurencio quarterly over a four-year period commencing on the first quarter after the date of grant. During 2025, we granted Mr. Laurencio 47,472 restricted stock units that vest quarterly over a three year-period commencing with the first quarter after grant. We also granted Mr. Laurencio 47,472 PSUs that have a performance period of one, two and three years with the vesting of each award tranche dependent on the Company’s rTSR relative to the TSR of companies in the Russell 2000 Index over that tranche’s performance period. Our rTSR for the tranche with a one-year performance period (from January 1, 2025 through December 31, 2025) did not meet the 25th percentile threshold and accordingly 15,824 performance-based RSUs were forfeited by Mr. Laurencio.

Mears Employment Agreement

We entered into an employment agreement with Dr. Mears, our Chief Technology Officer, on March 3, 2025, which was approved by the full Board. The agreement provides for, among other things, his appointment as Chief Technology Officer, an annual base salary, bonus and long-term incentive awards as determined by the Compensation Committee, and, in certain circumstances, severance payments upon termination of employment. Dr. Mears’ base salary is reviewed and may be adjusted annually in the sole discretion of the Compensation Committee, and the agreement has an initial term of three years from the effective date of March 3, 2025. Upon expiration of the initial term, the agreement shall automatically renew for successive one-year terms. If Dr. Mears’ employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, or terminated by Dr. Mears for “good reason,” as defined in the employment agreement, we are required to pay a severance payment in the amount of 12 months of his base salary and up to 12 months of health insurance benefits. Further, Dr. Mears is eligible for participation in all other plans that we may establish from time to time, including health insurance and other benefits.

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During 2023, we granted Dr. Mears options to purchase 53,472 shares of our common stock over a ten-year period at an exercise price of $6.56 and 26,832 shares of restricted stock. During 2024, we granted Dr. Mears options to purchase 60,784 shares of our common stock over a ten-year period at an exercise price of $6.46 and 30,960 shares of restricted stock. The options were granted under our 2017 and 2023 Plans and vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of the grant. The restricted stock was also granted under the 2017 and 2023 Plans and vest and are released to Dr. Mears quarterly over a four-year period commencing on the first quarter after the date of grant. During 2025, we granted Dr. Mears 39,552 restricted stock units that vest quarterly over a three year-period commencing with the first quarter after grant. We also granted Dr. Mears 39,552 PSUs that have a performance period of one, two and three years with the vesting of each award tranche dependent on the Company’s rTSR relative to the TSR of companies in the Russell 2000 Index over that tranche’s performance period. The TSR criteria for the tranche with a one-year performance period (from January 1, 2025 through December 31, 2025) did not meet the 25th percentile threshold and accordingly 13,184 PSUs were forfeited by Dr. Mears.

Potential Payments upon Termination and Change in Control

In addition to the above-described benefits, Mr. Bibaud’s employment agreement entitles him to equity acceleration in the event of our termination of his employment without cause or his resignation for good reason. All officer employment agreements also entitle the officer to equity acceleration upon both (i) and change in control and (ii) a qualifying termination within a specified timeframe around the change in control.

If a qualifying involuntary termination had occurred on December 31, 2025, our NEOs would have been eligible to receive the following amounts:

Name	Type of Payment	Termination of Employment ($)	Change in Control ($)

Scott Bibaud	Cash Severance	$694,200	$694,200
	Bonus	$–	$398,008
	Benefits	$32,067	$32,067
	Equity Acceleration	$1,638,966	$2,082,638

Francis Laurencio	Cash Severance	$355,000	$355,000
	Bonus	$–	$167,915
	Benefits	$32,290	$32,290
	Equity Acceleration	$–	$869,045

Robert Mears	Cash Severance	$360,000	$360,000
	Bonus	$–	$154,800
	Benefits	$20,948	$20,948
	Equity Acceleration	$–	$795,205

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Outstanding Equity Awards at December 31, 2025

Set forth below is information concerning the equity awards held by our NEOs as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Common Stock That Have Not Vested	Market Value of Shares of Common Stock that Have not Vested(2)

Scott Bibaud	258,526	–	$7.01	3/20/2027	232,810	$514,510
	165,008	–	$5.64	3/2/2028
	192,308	–	$3.90	2/27/2029
	323,136	–	$4.06	3/11/2030
	39,728	–	$22.38	3/4/2031
	73,275	4,885	$14.54	2/23/2032
	116,952	53,160	$6.56	2/23/2033
	80,668	103,716	$6.46	2/21/2034

Francis Laurencio	21,834	–	$5.70	2/23/2026	109,633	$242,289
	136,543	–	$7.50	2/23/2026
	48,337	–	$7.01	3/20/2027
	50,768	–	$5.64	3/2/2028
	17,923	–	$3.90	2/27/2029
	89,408	–	$4.06	3/11/2030
	13,904	–	$22.38	3/4/2031
	24,180	1,612	$14.54	2/23/2032
	36,762	16,710	$6.56	2/23/2033
	26,593	34,191	$6.46	2/21/2034

Robert Mears	18,115	–	$7.65	10/12/2026	95,841	$211,809
	90,843	–	$7.01	3/20/2027
	48,656	–	$5.64	3/2/2028
	21,041	–	$3.90	2/27/2029
	109,872	–	$4.06	3/11/2030
	13,904	–	$22.38	3/4/2031
	26,385	1,759	$14.54	2/23/2032
	36,762	16,710	$6.56	2/23/2033
	26,593	34,191	$6.46	2/21/2034

___________

(1)	All options vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of grant.
(2)	Market value based on the closing price of our common stock on December 31, 2025 or $2.21 per share.

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Pay vs. Performance

The following table sets forth compensation information for our chief executive officer, referred to below as our CEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2025, 2024 and 2023.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss
2025	$2,544,647	$(1,483,271)	$1,215,054	$(351,953)	$35.53	$(20,174,000)
2024	$2,042,656	$4,395,802	$999,328	$1,825,834	$186.50	$(18,435,000)
2023	$1,838,126	$2,400,949	$879,814	$1,073,253	$112.70	$(19,790,000)

___________

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO, Scott Bibaud, in the Summary Compensation Table for fiscal years 2025, 2024 and 2023.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Bibaud during the applicable year, excluding the reported value for equity awards but including (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.
(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, namely Francis Laurencio and Robert Mears, in the Summary Compensation Table for fiscal years 2025, 2024 and 2023.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2025, 2024 and 2023, excluding the reported value for equity awards but including (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.
(5)	Reflects the cumulative shareholder return, computed in accordance with SEC rules, as of the end of each fiscal year assuming an investment of $100 in our common shares at a price per share equal to $6.22, the closing price of our common stock on December 31, 2022.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year End for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested during the Year	Compensation Actually Paid to CEO
2025	$2,544,647	$(1,688,764)	$310,688	$(1,802,612)	$101,389	$(948,619)	$(1,483,271)
2024	$2,042,656	$(1,307,822)	$2,021,005	$1,331,942	$158,038	$149,983	$4,395,802
2023	$1,838,126	$(1,201,625)	$1,051,933	$251,309	$254,438	$206,768	$2,400,949

___________

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table

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To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-CEO NEOs
2025	$1,215,054	$(714,467)	$131,443	$(674,337)	$42,896	$(352,541)	$(351,953)
2024	$999,328	$(502,578)	$770,476	$456,147	$61,105	$41,356	$1,825,834
2023	$879,814	$(440,565)	$385,230	$87,282	$93,105	$68,387	$1,073,253

___________

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table

Relationship between Pay and Performance

Our “total shareholder return,” as set forth in the above table, during the three-year period ended December 31, 2025 decreased by 68% compared to (a) a 162% decrease in “compensation actually paid” to our CEO from $2,400,949 in 2023 to $(1,483,271) in 2025 and (b) a 133% decrease in average “compensation actually paid” to our non-CEO NEOs from 1,073,253 in 2023 to $(351,953) in 2025. Our net loss during the three-year period ended December 31, 2025 increased by 2%, from $(19,790,000) in 2023 to $(20,174,000) in 2025 compared to the aforementioned decreases in “compensation actually paid” to our CEO and non-CEO NEOs.

Compensation of Directors

We do not compensate any of our executive directors for their service as a director. The Compensation Committee reviews director compensation periodically, consulting benchmark data provided by Compensia and recommends changes to the Board, when it deems them appropriate. We pay an annual cash retainer of $35,000 and make an annual equity award with a value of $95,000 to our non-employee directors. Equity grants to non-employee directors will be made on the date of the Annual Meeting and vest on the earlier of one year from the grant or the date of the next year’s Annual Meeting. We also reimburse our non-employee directors for their reasonable expenses incurred in connection with attending our Board and committee meetings.

The Chairman of the Board, committee members and committee Chairs receive additional annual cash compensation as follows:

Board Position	Annual Retainer
Chairman of the Board	$30,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee Member	$5,000

All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. Directors who chair more than one committee are paid the rate applicable to the chair of the committee with the highest compensation rate and the compensation rate for any additional committee chaired is the rate payable to a member of such additional committee.

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Set forth below is a summary of the compensation we paid to our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Award ($) (1)	Total ($)
John Gerber	$82,500	$144,181	$226,681
Duy-Loan T. Le	$55,000	$144,181	$199,181
Suja Ramnath	$52,500	$144,181	$196,681
Steven Shevick	$60,000	$144,181	$204,181

___________

(1)	The dollar amounts in the Stock Awards column above reflect the values of shares as of the grant date for the year ended December 31, 2025, in accordance with ASC 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals.

Stock Ownership Guidelines

Each non-employee director is required to own shares of our common stock having a minimum dollar value equal to three times the annual cash retainer paid. Non-employee directors have three years from February 23, 2023 (the date the guidelines were adopted by our Compensation Committee and Board) to attain such ownership levels and newly appointed directors will have three years from their appointment to attain such ownership levels. For purposes of these guidelines, a non-employee director’s share ownership includes all shares of the Company’s common stock owned by such director outright or held in trust for such director and his or her immediate family, but not their unvested stock awards. All of our non-employee directors meet the ownership requirements. The equity owned by each of our non-employee directors as of March 11, 2026 is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

Since January 1, 2024, we have not entered into any transactions where the amount exceeded the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2024 and 2025 with any of our directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a material financial interest, other than the compensatory arrangements with our executive officers and directors described elsewhere in this Proxy Statement.

We have adopted a policy that any transactions with directors, officers, beneficial owners of five percent or more of our common stock, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our Board.

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OTHER MATTERS AND BUSINESS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Atomera Incorporated, 750 University Avenue, Suite 280, Los Gatos, California 95032, Attention: Investor Relations, or contact Investor Relations by telephone at 408-442-5246; or find our materials posted online at www.atomera.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the annual meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

John Gerber, Chairman of the Board of Directors

Los Gatos, California

March 27, 2026

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Atomera Incorporated, 750 University Avenue, Suite 280, Los Gatos, California 95032.

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Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ATOMERA INCORPORATED a Delaware corporation

ATOMERA INCORPORATED, a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provision of Section 242 of the Delaware General Corporation Law:

The Amended and Restated Certificate of Incorporation is hereby amended by deleting Article FOURTH thereof in its entirety and by inserting the following in lieu thereof:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is ninety-seven million five hundred thousand (97,500,000) shares, ninety-five million (95,000,000) shares of which shall be Common Stock and two million five hundred thousand (2,500,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this _ day of May 2026, and the foregoing facts stated herein are true and correct.

By: _________________________________ Name: Scott Bibaud Title: President and Chief Executive Officer

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V84496 - P41824 For Withhold For All A ll Al l Except ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below . ATOMERA INCORPORATED 750 UNIVERSITY AVENUE, SUITE 280 LOS GATOS, CA 95032 2. To ratify the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the 2026 fiscal year. ! ! ! 3. T o app r ov e an d adop t a n amendment t o th e Company' s Amende d an d Restate d Certificat e of Incorporatio n t o inc r eas e th e Corporation ’ s ! ! ! authorized common stock to 95 million shares. 4. T o app r ove, on an advisory basis, the compensation of the Company ’ s named executive o f ficers, as disclosed in the P r oxy Statement ! ! ! to be filed for the Annual Meeting. ATOMERA INCORPORATED The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1) John Gerber 2) Scott Bibaud 3) Steve Shevick 4) Duy - Loan Le 5) Suja Ramnath The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/ATOM 2026 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. V84497 - P41824 ATOMERA INCORPORATED ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2026 9:00 AM PDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) John Gerber and Scott Bibaud, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of ATOMERA INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9 : 00 AM PDT, on MAY 12 , 2026 , virtually at www . virtualshareholdermeeting . com/ATOM 2026 , and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Continued and to be signed on reverse side